                                                               Rule 424(b)(3)
                                                               File No. 33-58716

Pricing Supplement No. 41                                 Dated: October 2, 1995
(To Prospectus dated March 17, 1993 and
Prospectus Supplement dated March 31, 1993)



U.S.$2,500,000,000
HELLER FINANCIAL, INC.
MEDIUM-TERM NOTES, SERIES F

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $80,000,000              Issue Price: 100%

Original Issue Date: October 4, 1995       Stated Maturity Date: October 1, 1996

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
               [ ] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement) The 4th day of January, April and July of 1996.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement) The 4th day of January, April and July of 1996 and October 1, 1996, commencing January 4, 1996, up to and including the Stated Maturity Date.

                                                                Rule 424(b)(3)
                                                               File No. 33-58716

Pricing Supplement No. 41                                 Dated: October 2, 1995
(To Prospectus dated March 17, 1993 and
Prospectus Supplement dated March 31, 1993)



Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date.

Initial Interest Rate: 5.9875%

Index Maturity: 3-month

Day Count Convention:  A/360

Maximum Interest Rate: N/A                      Minimum Interest Rate:  N/A

Spread (+/-):  .05%                                  Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
  Initial Redemption Date:
  The Redemption Price shall initially be   % of the principal amount of the
  Note to be redeemed and shall decline at each anniversary of the Initial
  Redemption Date by   % of the principal amount to be redeemed until the
  Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
  Optional Repayment Dates:
  Optional Repayment Prices:

Repayment Provisions:
  (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
  Total Amount of OID:
  Yield to Maturity:
  Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission:  .05%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 41, UNDER MTN-SERIES F PROGRAM: $1,113,000,000
                   b)  CUSIP #: 42333HEZ1

Agent: J.P. Morgan Securities, Inc.
       60 Wall Street
       New York, NY 10260-0060

                                                               Rule 424(b)(3)
                                                               File No. 33-58716

Pricing Supplement No. 42                                 Dated: October 2, 1995
(To Prospectus dated March 17, 1993 and
Prospectus Supplement dated March 31, 1993)



U.S.$2,500,000,000
HELLER FINANCIAL, INC.
MEDIUM-TERM NOTES, SERIES F

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $50,000,000              Issue Price: 100%

Original Issue Date: October 4, 1995       Stated Maturity Date: October 4, 1996

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [ ] LIBOR [ ] Treasury Rate
               [X] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period: Daily

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement) Each Business Day, up to but excluding the Stated Maturity Date, provided that there will be a 2 Business Day cutoff prior to each Interest Payment Date and the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement) The 4th day of January, April, July and October of 1996, commencing January 4, 1996, up to and including the Stated Maturity Date.

                                                                  Rule 424(b)(3)
                                                               File No. 33-58716

Pricing Supplement No.: 42                      Dated: October 2, 1995
(To Prospectus dated March 17, 1993 and
Prospectus Supplement dated March 31, 1993)



Interest Determination Date(s): Daily

Initial Interest Rate:  To be determined

Index Maturity: Daily

Day Count Convention:  A/360

Maximum Interest Rate: N/A                      Minimum Interest Rate:  N/A

Spread (+/-):  .20%                             Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
  Initial Redemption Date:
  The Redemption Price shall initially be   % of the principal amount of the
  Note to be redeemed and shall decline at each anniversary of the Initial
  Redemption Date by   % of the principal amount to be redeemed until the
  Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
  Optional Repayment Dates:
  Optional Repayment Prices:

Repayment Provisions:
  (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
  Total Amount of OID:
  Yield to Maturity:
  Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .05%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 42, UNDER MTN-SERIES F PROGRAM: $1,193,000,000
                   b)  CUSIP #: 42333HFA5

Agent:  J.P. Morgan Securities, Inc.
        60 Wall Street
        New York, NY 10260-0060